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                                                                 EXHIBIT 10.12.a

June 29, 2001

Diego J. Veitia
250 Park Avenue, South
Suite 200
Winter Park, FL 32789

Subject: Amendment to Employment Contract

Dear Diego:

This letter will serve as an amendment to your Employment Contract Dated March 24, 1999 between International Assets Holding Corporation and Diego J. Veitia. This letter amendment is effective as of March 24, 2001.

The term of the employment contract is extended for a period of two years from March 24, 2001 to March 24, 2003.

All other terms and conditions of your Employment Contract shall remain unchanged.


/s/ Dr. Jeffrey L. Rush
-----------------------
Dr. Jeffrey L. Rush
Director and Compensation Committee Chairman



Acknowledged and Agreed to:


/s/ Diego J. Veitia
Diego J. Veitia